Investor Day | November 2016 Investor Day | November 2016

Investor Day | November 2016 Safe Harbor Statement Forward-Looking Statements - Certain statements in this presentation regarding anticipated financial outcomes including Rayonier’s earnings guidance, if any, business and market conditions, outlook, expected dividend rate, Rayonier’s business strategies, including expected harvest schedules, timberland acquisitions, sales of non-strategic timberlands, the anticipated benefits of Rayonier’s business strategies, and other similar statements relating to Rayonier’s future events, developments or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “project,” ‘anticipate” and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward- looking. While management believes that these forward-looking statements are reasonable when made, forward- looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. The following important factors, among others, could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document: the cyclical and competitive nature of the industries in which we operate; fluctuations in demand for, or supply of, our forest products and real estate offerings; entry of new competitors into our markets; changes in global economic conditions and world events; fluctuations in demand for our products in Asia, and especially China; various lawsuits relating to matters arising out of our previously announced internal review and restatement of our consolidated financial statements; the uncertainties of potential impacts of climate-related initiatives; the cost and availability of third party logging and trucking services; the geographic concentration of a significant portion of our timberland; our ability to identify, finance and complete timberland acquisitions; changes in environmental laws and regulations regarding timber harvesting, delineation of wetlands, and endangered species, that may restrict or adversely impact our ability to conduct our business, or increase the cost of doing so; adverse weather conditions, natural disasters and other catastrophic events such as hurricanes, wind storms and wildfires, which can adversely affect our timberlands and the production, distribution and availability of our products; interest rate and currency movements; our capacity to incur additional debt; changes in tariffs, taxes or treaties relating to the import and export of our products or those of our competitors; changes in key management and personnel; our ability to meet all necessary legal requirements to continue to qualify as a real estate investment trust (“REIT”) and changes in tax laws that could adversely affect beneficial tax treatment; the cyclical nature of the real estate business generally; a delayed or weak recovery in the housing market; the lengthy, uncertain and costly process associated with the ownership, entitlement and development of real estate, especially in Florida, which also may be affected by changes in law, policy and political factors beyond our control; unexpected delays in the entry into or closing of real estate transactions; changes in environmental laws and regulations that may restrict or adversely impact our ability to sell or develop properties; the timing of construction and availability of public infrastructure; and the availability of financing for real estate development and mortgage loans. For additional factors that could impact future results, please see Item 1A - Risk Factors in the Company’s most recent Annual Report on Form 10-K and similar discussion included in other reports that we subsequently file with the Securities and Exchange Commission (the “SEC”). Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent reports filed with the SEC. Non-GAAP Financial Measures - To supplement Rayonier’s financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Rayonier uses certain non-GAAP measures, including “cash available for distribution,” "pro forma sales," “pro forma operating income,” “pro forma net income,” and “Adjusted EBITDA,” which are defined and further explained in this communication. Reconciliation of such measures to the nearest GAAP measures can also be found in this communication. Rayonier’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. 1

Investor Day | November 2016 Today’s Presenters and Agenda Opening Remarks Dave Nunes | President & Chief Executive Officer New Zealand Timberlands Paul Nicholls | Managing Director, Rayonier NZ Southern & Pacific Northwest Doug Long | Senior Vice President, U.S. Operations Value Maximization on Land Base Jim Gent | Director, Research & Silviculture Vernon Hiott | Manager, Business Development Jeff Lawrence | Director, Real Estate & Land Resources Portfolio Management Rhett Rogers | Director, Land Asset Management Real Estate Chris Corr | SVP, Real Estate & Public Affairs Charles Adams | VP Community Development Financial Overview Mark McHugh | SVP & Chief Financial Officer Closing Remarks, Q&A Dave Nunes 2

Investor Day | November 2016 Opening Remarks Dave Nunes | President & Chief Executive Officer 3

Rayonier – Best-in-Class, Pure-Play Timber REIT

Leading Pure-Play Timberland REIT

- Second-largest timber REIT with 2.7 million acres of high-quality timberland
- Geographic diversity – U.S. South, Pacific Northwest, New Zealand
- Timberlands strategically positioned in competitive fiber baskets
- Focus on recurring cash flow generation from timber harvest and HBU sales

Growing Timberland Base

- Profitably growing timberland base through disciplined acquisition process
- Over $1.3 billion of high-quality timberlands acquired since January 2011
- Investing in advanced genetics to yield long-term volume growth

Attractive Real Estate Platform

- Attractive HBU opportunities across U.S. South, including Florida and Georgia coastal corridor
- Stable and recurring base of annual rural land sales
- Two active development projects underway – Wildlight (mixed-use) and Belfast Commerce (industrial)

Strong Capital Structure

- Net debt to enterprise value of 23% at end of Q3 2016
- Favorable financing facilities and access to capital
- Active portfolio management and nimble capital allocation strategy

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Investor Day | November 2016 Highly Productive, Geographically Diversified Timberlands 5 436 Total Rayonier = 2.7 million acres 188 92 15 146 89 324 656 374 317 62 Pacific Northwest U.S. South New Zealand 379,000 acres – Washington & Oregon; access to export markets 1.9 million acres – sawlog and pulpwood; Florida & Georgia coastal corridor HBU 436,000 acres – manage and own ~77% of joint venture 374 Note: Total acreage as of Q3 2016; does not reflect recently announced divestiture of 62,100 acres in Alabama and Mississippi.

Investor Day | November 2016 Note: Timberland REIT Peer Group comprised of WY (legacy), PCL (legacy), PCH and CTT. Figures reflect aggregate Timberland REIT Peer Group 2013-2015 EBITDA excluding corporate expenses. Other includes real estate, manufacturing and other reported segments. WY (legacy) excludes divested Cellulose Fibers business. * Non-GAAP measure or pro forma item (see Appendix for definitions and reconciliations). Leading “Pure-Play” Timberland REIT 6 Rayonier – EBITDA* Composition (2013-15) Rayonier is a leading “pure-play” timberland REIT that generates the significant majority of its EBITDA* from recurring timber harvest operations. Peer Group – EBITDA* Composition (2013-15) Timber Segments 74% Other 26% Timber Segments 51% Other 49%

Investor Day | November 2016 The Rayonier Roadmap to Success 7 As Rayonier nears the century mark, we are excited about our focused long-term strategy which, coupled with our strong culture, will chart the path to achieving our vision.  Preferred timberland investment vehicle for institutional investors  Best-in-class assets, operations, disclosure and transparency  Preferred employer for forestry and land management professionals Provide industry-leading returns through intensive asset management and effective capital allocation Culture Mission Statement  Working together as a team with empowered people and strong core values Strategy  Long-term strategy focused on creating value from our timberlands and HBU portfolio Capital Allocation  Building long-term value per share through nimble capital allocation Vision

Investor Day | November 2016 Rayonier’s Strategic Priorities 8 Rayonier’s goal is to provide an attractive, growing dividend funded from core, recurring cash flows in a tax-efficient REIT structure. Manage for Long-Term Value Acquire High-Quality Timberlands Optimize Portfolio Value Focus on Quality of Earnings Enhance Disclosure  Design harvest strategy to achieve long-term, sustainable yield  Balance biological growth, harvest cash flow and responsible stewardship  Focus on harvest operations and rural land sales to support dividends  De-emphasize sale of “non-strategic” timberlands to augment cash flow  Establish Rayonier as industry leader in transparent disclosure  Provide investors with meaningful information about timberland portfolio  Opportunistically monetize lands where premium valuations can be achieved  Pursue value creation activities on select properties to enhance long-term value  Pursue acquisitions that improve portfolio quality and sustainable yield  Maintain disciplined approach to acquisitions, minimize HBU speculation

Investor Day | November 2016 Our Culture Drives Long-term Shareholder Value Creation Safety is our top priority and we continuously look for ways to operate safer 9 Safety First Our people are the foundation of our success. Push decisions down deeper into the organization and encourage employees to take ownership Empower Employees “One Rayonier” focus – working together, we can create value Teamwork & Collaboration Trust, integrity and accountability are core values of Rayonier Core Values Manage our land and resources to maximize long-term value, not short- term profits Long-Term Focus Committed to continuous improvement through the growth and development of our employees Continuous Improvement Provide best-in-class disclosure and transparency, both internally and externally Transparency Challenge employees to look for a better way and to speak up when they can make a difference Courage to Challenge

Nimble Approach to Capital Allocation

Invest in Our Business
- ~$34 million invested annually in silviculture and regeneration
- Capital focused on highest IRR opportunities
- Targeted investments to unlock HBU value

Timberland Acquisitions
- Acquired over $500 million of timberlands since spin-off
- Acquisitions complementary to age-class profile
- Improved portfolio site index and inventory stocking

Share Buybacks
- $101 million of stock buybacks @ $23.76/share
- $99 million remaining in repurchase authorization
- Focused on generating NAV accretion

Dividends
- Dividend of $1.00 per share since Q4 2014
- Expect to fund from recurring timber and real estate operations
- Core timberland sales excluded from CAD*

Manage Our Balance Sheet
- Restructured $155 million of New Zealand debt
- 96% of debt fixed; 3.3% avg. rate
- Maintained investment grade rating with higher debt threshold

$34MM(1) annually for silviculture

$500MM acquisitions since spin-off

$101MM share buybacks since spin-off

3.8% yield(2) $1.00 per share annual dividend

3.3% rate average debt cost

(1) Represents average annual investment in silviculture and replanting from 2013-2015.
(2) Based on share price of $25.99 as of 11/4/2016.
* Non-GAAP measure or pro forma item (see Appendix for definitions and reconciliations).

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Investor Day | November 2016 Significant Milestones Since the Spin-Off 11 We have made considerable progress in shaping our culture and pursuing strategic initiatives that further the progress towards achieving our vision. Culture  New senior leadership team and Board of Directors  Revamped incentive compensation system  Right-sized the organization  New office under construction Strategy  Upgraded assets through active portfolio management  Launch of community development business  Changed the conversation around investor disclosure Capital Allocation  Pacific Northwest asset repositioning  New Zealand recapitalization  Lowered cost of debt and extended maturities  Closed dividend funding gap

Improving Supply / Demand Dynamics on Horizon

U.S. Housing Market Recovery

- U.S. housing starts continue modest recovery following recession
- Recovery led by multi-family starts, which use one-third the lumber of single-family starts
- Shortage of labor and finished lots slowing the rate of recovery in single-family starts
- Housing starts expected to continue to grow at modest pace, reaching 1.5 million starts by end of decade

Softwood Lumber Agreement Resolution

- One-year litigation moratorium expired in mid-October
- Two sides continue to discuss potential resolution
- Legal action expected to lead to tariffs in Q2 2017
- Combination of higher lumber prices and lower Canadian market share in U.S. expected to driver higher sawlog prices

Supply Reductions from Mountain Pine Beetle

- Mountain Pine Beetle epidemic has resulted in mortality of over 50% of lodgepole pine in interior British Columbia
- Timber generally has an economic shelf life of ~10 years once it has been killed by beetle
- Expected decline in economically viable pine inventory will be more pronounced over next five years

Sustained Demand from China

- U.S. log exports to China were not present at the last peak in housing starts in 2005
- U.S. log exports to China resumed in late 2009 after many years of little to no volume
- Current levels of U.S. log exports to China are at lower levels than the peak in 2011, but still represent a substantial component of demand

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Investor Day | November 2016 – 2.5 5.0 7.5 10.0 12.5 – 500 1,000 1,500 2,000 2,500 Starts per 1,000 of Populati onAn nu al Ho usin g S tar ts (00 0s ) Single-Family Multi-Family Starts per 1,000 of Population Residential Construction Improving, But Still Long Way to Go 13 Historical Annual Housing Starts While housing starts have improved significantly from 2009 lows, the current pace of construction remains at or below historical trough levels. Source: U.S. Census Bureau. 1966 Trough • 1.16mm Starts • 779k SF Starts • 5.9 per 1,000 1975 Trough • 1.16mm Starts • 892k SF Starts • 5.4 per 1,000 1982 Trough • 1.06mm Starts • 663k SF Starts • 4.6 per 1,000 1991 Trough • 1.01mm Starts • 840k SF Starts • 4.0 per 1,000 2009 Trough • 554k Starts • 445k SF Starts • 1.8 per 1,000 2015 / Current • 1.11mm Starts • 715k SF Starts • 3.5 per 1,000

Investor Day | November 2016 Lumber Margins Have Recovered, Timber Poised To Follow 14 U.S. South Sawmill Variable Costs / Margin vs. Lumber & Sawtimber Prices While sawtimber prices have been relatively stagnant over the last year, increases in sawmill margins should accrue to timber suppliers over time. Source: Forest Economic Advisors, RISI, Random Lengths, Timber Mart-South and Rayonier analysis. – $10 $20 $30 $40 $50 $60 $70 $80 $90 – $50 $100 $150 $200 $250 $300 $350 $400 $450 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Q3-16 Sawtim ber Stumpage Price Mill Va riable C osts / Co mp osite Lu mb er Pr ice Wood Cost (Stumpage) Other Variable Costs Variable Margin RL Composite Price Sawtimber Price ($ per MBF) ($ per ton)

Investor Day | November 2016 Following SLA Expiration, Canadian Imports Have Surged 15 Major Sources of U.S. Lumber Supply Increased housing starts and corresponding increases in U.S. lumber consumption have largely been offset by increased imports from Canada following the SLA expiration. Source: Western Wood Products Association, Forest Economic Advisors. U.S. Production – (4%) (9%) (17%) (20%) 6% 6% 7% 6% 5% 0% 2% Canadian Imports – (6%) (17%) (30%) (29%) 9% (2%) 8% 15% 11% 9% 19% Year-over-Year Change – 5% 10% 15% 20% 25% 30% 35% – 10 20 30 40 50 60 70 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016F % Share of Im ports from Ca nad a BB F ( Lu mb er) U.S. Lumber Production Imports from Canada Imports from Offshore % Share of Imports from Canada

Investor Day | November 2016 – 200 400 600 800 1,000 1,200 1,400 1,600 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Live <8 yrs 9-10 yrs 11-12 yrs >12 yrs Availability of Viable B.C. Timber Is Expected to Decline Rapidly 16 Inventory of Available Live and Dead Lodgepole Pine by Years Since Attack The mountain pine beetle epidemic is expected to significantly constrain the availability of economically viable pine inventory in B.C. for many decades. Source: B.C. Ministry of Forests, Forest Economic Advisors. (Mil m3) 2015 – 2020: ~39% Decline in < 12 yrs Dead Volume 2010 – 2015: ~19% Decline in < 12 yrs Dead Volume Economic “Shelf-Life” of Beetle Kill Wood = 8-12 Years Duration Since Mortality:

Investor Day | November 2016 – 50 100 150 200 250 300 350 400 450 500 – 1.0 2.0 3.0 4.0 5.0 6.0 7.0 8.0 9.0 10.0 Hou s in g St a rt Eq u iv a le nt s (0 0 0 s ) B B F (L u m b e r) Rest of World China Housing Start Equivalents – 50 100 150 200 250 300 350 400 450 500 – 0.2 0.4 0.6 0.8 1.0 1.2 1.4 1.6 1.8 2.0 Hou s in g St a rt Eq u iv a le nt s (0 0 0 s ) B B F (L o g s ) Rest of World China Housing Start Equivalents Log and Lumber Export Volume Has Surged 17 U.S. Pacific Northwest Log Exports China has driven substantial growth in log and lumber exports from North America over the last decade, with average annual demand over the last three years equivalent to roughly 310,000 single-family housing starts. Source: Forest Economic Advisors. Note: Housing start equivalents calculated based on 18 MBF of lumber per single-family start and log-to-lumber recovery rate of 2.35. North American Lumber Exports 2014-16 Avg. China Demand = ~100k Starts 2014-16 Avg. China Demand = ~210k Starts

Investor Day | November 2016 Review of Agenda for Investor Day  Overview of New Zealand JV  Overview of Southern and Pacific Northwest timberlands  Panel discussion on how we maximize value on our land base  Applying advanced R&D to our land base  Utilizing market intelligence  Role of land resources in maximizing returns  Portfolio management strategy  Unlocking the value of our Real Estate portfolio  Financial overview and benchmarking  Tour of local timberland operations and Wildlight mixed-use development project 18

Investor Day | November 2016 New Zealand Timberlands Paul Nicholls | Managing Director, Rayonier New Zealand 19

Investor Day | November 2016 New Zealand Timber – Segment Overview 20 Map of Properties Rayonier’s ~77%-owned joint venture in New Zealand provides geographic, species and market diversification. Note: New Zealand Timber was consolidated on April 4, 2013 when we acquired a majority interest in the New Zealand JV. Prior to the acquisition date, we accounted for our 26% interest in the New Zealand JV as an equity method investment. The 2013 and 2012 information shown here reflects full year results for the JV. * Non-GAAP measure (see Appendix for definitions and reconciliations). Historical Harvest Volume / Rate of Harvest Historical EBITDA* / EBITDA per Ton Acreage: 436k acres Sustainable Yield: 2.3mm tons Planted: 68% (tons in 000s) (tons per acre per year) ($ in millions) ($ per ton) NA 2,808 2,405 2,360 2,412 4.0 5.0 6.0 7.0 8.0 9.0 10.0 – 500 1,000 1,500 2,000 2,500 3,000 2011 2012 2013 2014 2015 Harvest Tons per Acre NA $35 $46 $46 $33 – $5 $10 $15 $20 $25 – $10 $20 $30 $40 $50 2011 2012 2013 2014 2015 EBITDA EBITDA / Ton

Rayonier Matariki Forests (RMF) – Key Facts

RMF Key Facts

- RMF is a JV between Rayonier & Phaunos Timber Fund; 77% Rayonier ownership
- 436,000 gross acres; 299,000 planted acres
- 3rd largest forest owner in NZ with 7% of plantation resource
- 90 staff, 6 locations; leadership team average 16 year tenure with RMF
- Harvest ~2.3 million tons per year, plus trading volume of ~1 million tons per year

RMF Land Tenure


Leasehold, 4%
Forestry Right, 29%
Freehold (Fee) land, 42%
Crown Forest Licence, 25%

Five Key Operating Units + Head Office


Northland
Head Office
Bay of Plenty
Hawkes Bay
Canterbury
Southland
North Island
Te Ika-a-Māui
South Island
Te Wai Pounamu
Tasman Sea
South Pacific Ocean

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Investor Day | November 2016 Diversified Mix of Domestic & Export Markets 22 Volume by Market Destination (2016 YTD) Over 60% of RMF’s volume (including Trading volume) is sold into export markets, with China being the largest source of demand. Note: Year-to-date as of 9/30/2016. RMF Export 36% Trading Export 27% NZ Domestic 37% China 52% Korea 21% India 20% Other 7%

Investor Day | November 2016 RMF Key Export Delivery Ports 23 RMF ships to 16 export ports in China, Korea, India and Taiwan. 0 – 20K 20K – 40K 40K+ Scale (m3)

Investor Day | November 2016 Inventory Levels Drive Near-Term Price Fluctuations 24 Inventory-to-Demand Ratio vs. Export Log Price Export supply / demand is generally considered in balance when the ratio of port inventory to average monthly demand is between 1.3 and 2.0 times. – $20 $40 $60 $80 $100 $120 $140 $160 $180 J F M A M J J A S O N D J F M A M J J A S O N D J F M A M J J A S O N D J F M A M J J A S O N D J F M A M J J A S O N D J F M A M J J A S O N D 2011 2012 2013 2014 2015 2016 – 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 Chi na CFR (US$ / m3 JAS) Inv en tor y - to- De ma nd Rat io (3- mo nth A vg . De ma nd ) Supply/demand range considered in balance

Investor Day | November 2016 New Zealand Log Prices Trending Upward 25 Historical New Zealand Log Prices (NZ$) Over the last 10 years, New Zealand log prices have been trending upward based primarily on growing export market demand. Source: NZ Ministry of Primary Industries. – $20 $40 $60 $80 $100 $120 $140 $160 $180 Lo g P ric e ( NZ $ / m3 FO B)

Investor Day | November 2016 Southern and Pacific Northwest Timberlands Doug Long | Senior Vice President, U.S. Operations 26

Investor Day | November 2016 Southern Timber – Segment Overview 27 Map of Properties Rayonier’s Southern Timber segment has nearly doubled its Adjusted EBITDA* since 2011, driven by acquisitions and price gains in key markets. (1) Site index reflects the average height of the dominant and codominant trees at a base age of 25 (U.S. South). * Non-GAAP measure (see Appendix for definitions and reconciliations). Historical Harvest Volume / Rate of Harvest Historical EBITDA* / EBITDA per Ton (tons in 000s) (tons per acre per year) ($ in millions) ($ per ton) Acreage: 1.9mm acres Sustainable Yield: 5.5 – 5.8mm tons Planted/Plantable: 67% Average Site Index(1): 71 feet 4,741 5,322 5,292 5,296 5,492 1.0 1.5 2.0 2.5 3.0 3.5 4.0 3,000 3,500 4,000 4,500 5,000 5,500 6,000 2011 2012 2013 2014 2015 Harvest Tons per Acre $57 $76 $87 $98 $101 $5 $10 $15 $20 – $20 $40 $60 $80 $100 $120 2011 2012 2013 2014 2015 EBITDA EBITDA / Ton

Investor Day | November 2016 Pacific Northwest Timber – Segment Overview 28 Map of Properties Following the recently-announced portfolio repositioning, Rayonier expects to harvest roughly 1.3 million tons in the Pacific Northwest over the next five years. (1) Site index reflects the average height of the dominant and codominant trees at a base age of 50 (Pacific Northwest). (2) 2013 and prior results include volumes from New York timberlands. * Non-GAAP measure (see Appendix for definitions and reconciliations). Historical Harvest Volume / Rate of Harvest (2) Historical EBITDA* / EBITDA per Ton Acreage: 379k acres Sustainable Yield: 1.4mm tons Planted/Plantable: 78% Average Site Index(1): 110 feet (tons in 000s) (tons per acre per year) ($ in millions) ($ per ton) 1,665 1,947 1,979 1,664 1,243 1.0 2.0 3.0 4.0 5.0 6.0 – 500 1,000 1,500 2,000 2,500 2011 2012 2013 2014 2015 Harvest Tons per Acre $49 $43 $54 $51 $22 $10 $15 $20 $25 $30 $35 $40 – $10 $20 $30 $40 $50 $60 2011 2012 2013 2014 2015 EBITDA EBITDA / Ton

Investor Day | November 2016 U. S. Forest Resources 29 Resource Units Business Development Land Information Services Research & Silviculture Support U.S. Forest Resources USFR  6 Resource Units across 10 states  79 employees oversee 2.3mm acres  6 Resource Unit Leaders – combined 98 years with Rayonier Research & Silviculture Support  15 employees located in 4 states  Responsible for implementing our capital investments in research & seedling production Business Development  Team of 2 responsible for market intelligence, customer recruitment, operational efficiencies and strategic projects Land Information Services  19 team members responsible for land records, geographic information systems, stand data and inventory

Investor Day | November 2016 Resource Unit Coverage Map 30Note: Total acreage as of Q3 2016; does not reflect recently announced divestiture of 62,100 acres in Alabama and Mississippi.

Investor Day | November 2016 Flexible Resource Management Structure to Unlock Value 31 “One Rayonier” Leadership Land Management Forest Protection Data Collection Timber Marketing Real Estate Land Resources

Investor Day | November 2016 Local Markets Require Customized Solutions 32 Flexible Structure to Meet Local Needs Resource Unit objectives and strategies are tailored to meet local stakeholder needs. Overlapping Sourcing Zones = Optionality Scale Customer Mix Species ProductsCompetitors Harvest Volume

Investor Day | November 2016 What Makes Rayonier Different? 33 Leadership Style Decision making at all levels Strategic Priorities Long-term focus “One Rayonier” Culture Breaking down silos

Investor Day | November 2016 Value Maximization on Land Base Jim Gent | Director, Research & Silviculture Vernon Hiott | Manager, Business Development Jeff Lawrence | Director, Real Estate & Land Resources 34

Investor Day | November 2016 35 Jim Gent Research & Silviculture Jim Gent | Director, Research & Silviculture

Investor Day | November 2016 (tons per acre per year) Productivity is a Key Driver of Timberland Value Rayonier Loblolly Pine Site Index25 (feet) Higher site index properties generate greater harvest yields and a more valuable product mix. Rayonier’s site index has been steadily improving with each plantation year. (1) First physical site index measurement taken at age 11. (2) Yield predictions based on PMRC (Plantation Management Research Cooperative) Technical Report 1996-1 (Yield Prediction and Growth Projection for Site-Prepared Loblolly Pine Plantations in the Carolinas, Georgia, Alabama and Florida). Assumes 70% pine plantation and 30% hardwoods and non-forested areas. Harvest Volume Increases with Site Index (2) Product Mix Improves with Site Index (2) 60 65 70 75 80 85 1981 1986 1991 1996 2001 2006 2011 2016 S it e In d e x 2 5 (f e e t) Planting year 0% 20% 40% 60% 80% 100% 60 65 70 75 80 85 Pine ST Pine CNS Pine PW Hardwood (%) – 1.0 2.0 3.0 4.0 5.0 6.0 7.0 60 65 70 75 80 85 Recently measured stands(1) 36 Recently harvested stands RYN avg. measured loblolly site index = 73

Investor Day | November 2016 Multiple Opportunities to Enhance Productivity 37 Site-specific prescriptions supported by guidelines grounded in science and financial analysis. Post-thin Release Year 12-17 Thinning Ages 10-15 Juvenile Fertilization Ages 3-6 At-Establishment Fertilization Year 1 Harvest Year 22-28 Site Preparation Year 0 Southern Pine Plantation Life Cycle & Capital Investments Mid-rotation Fertilization Age 11-16 Herb. Weed Control Year 0 Planting Year 0

Investor Day | November 2016 Poorly Drained Soil Dry Sandhill Soil Response to Silvicultural Treatments is Site Specific 38 Large Variation in Soils Across Landscape Soil type impacts silviculture prescription.

Investor Day | November 2016 $0 $50 $100 $150 $200 $250 $300 $350 $400 0 2 4 6 8 10 12 A B1 B2 C D V alue G ain ($/ a c )Heig h t G ain ( ft ) Soil Group Height NPV Site Preparation – Bedding on Poorly Drained Soils 39 Incremental Value / Height from Bedding Value gain from bedding varies significantly among different soil types. Source: Rayonier analysis.

Investor Day | November 2016 Tree Selection – Genetic Resources 40 Optimized deployment of controlled pollination planting with strong focus on internal genetic breeding and testing. Controlled Pollination 34% Open Pollination 66% Rayonier Southern Pine Planted since 2012 • Wind-blown pollen source • Known mother tree • Half-sibling offspring • Much better growth vs. non- improved stock • Good financial returns • Controlled pollen source • Known parents • Full-sibling offspring • Better growth vs. open pollinated stock • More expensive • Better financial returns on high-site land

Investor Day | November 2016 Optimum Harvest Regime – Loblolly Pine Thinning 41 Incremental Value from Thinning Driven by Site Index and Market Factors(1) Rayonier only thins stands where positive value can be achieved. Ultimate thinning decisions based on site index and market-specific factors. (1) Based on actual Rayonier and university cooperative research site measurements. (2) Sensitivity analysis based on growth/yield models representing average stand parameters for current planting prescriptions. Coastal: No-thin Regime Optimal on High-Site Lands(2) -$200 $0 $200 $400 $600 Optimal: THIN -$100 -$50 $0 $50 $100 60 65 70 75 80 85 90 Site Index Coastal (change in NPV $ per acre) Florida SouthwestGreater GAAlabama Optimal: THINOptimal: NO THIN (change in NPV $ per acre) Optimal: THIN Optimal: NO THIN

Investor Day | November 2016 Sharp Focus on Maximizing Financial Returns  Complete competition control  Frequent fertilization treatments 42 Maximize Growth Rate Site-specific prescriptions are made on the ground with a focus on maximizing the financial return from invested silvicultural capital.  Functional competition control  Periodic fertilization treatments Rayonier = Maximize Financial Return

Investor Day | November 2016 43 Jim Gent Market Intelligence Vernon Hiott | Manager, Business Development

Investor Day | November 2016 Business Development Focus Areas  Economic analysis and reporting  Timber supply and demand modeling  Performance benchmarking  Understand market opportunities, potential solutions and customers, partners  Develop relationships and plans for supporting new demand prospects  Recruit and evaluate demand prospects  Understand customer value drivers and build relationships  Develop strategic marketing plans  Grow and support an industry-leading timber marketing team  Develop and improve processes / standards to increase operational efficiency  Provide operational support tools for decision making 44 Market Intelligence Timber Demand Growth Timber Marketing Effectiveness Process Improvement

Investor Day | November 2016 Market Intelligence Relevant Topics 45 BC Mountain Pine Beetle Eastern Canada AAC Russian Log Supply US Sawlog Inventories Offshore Demand US Housing Recovery Containerboard Production Levels Bioenergy Market Sustainability

Investor Day | November 2016 Change in Consumption by Region: 2005-2014  Recession-induced demand declines have led to large drops in consumption for most areas in the South  As a result, timber product prices have fallen with few exceptions  Differences in consumption declines have caused regional market performance to vary across the South Consumption & Price Changes Vary Across the South 46 Change in Stumpage Price by Region: 2005-2016 Source: USDA FIA Timber Product Output; University of Georgia, Wood Demand Report; Rayonier estimates. Source: Timber Mart-South. Note: Assumes composite mix of 50% pulpwood, 30% chip-n-saw and 20% sawtimber comparing Timber Mart-South prices in Q3 2016 versus 2005 average.

Total Inventory has Grown Significantly

- Since 2005, many regions have gained inventory beyond levels experienced historically
- Inventory growth in these areas will take years to slow and will require new outlets for timber products
- Timberland portfolio performance will be influenced by geographic distribution in the South

Change in Total Inventory by Region: 2005-2014


Inventory Change Total
25%
33%
7%
12%
17%
24%
19%
18%
20%
37%
34%
3%
19%
18%
13%
17%
21%
18%
16%
5%
11%
-3%

Change in Total Inventory: RYN vs. South Avg. [1]


12%
5%
22%
17%
18%
13%
Pulpwood
Sawtimber
Total
US South Average
Rayonier

Rayonier

Source: USDA FIA data; Rayonier analysis.

(1) Chart illustrates average U.S. South inventory growth by product category versus weighted average inventory growth in Rayonier markets.

Investor Day | November 2016

47

Investor Day | November 2016 Change in Pulpwood Inventory by Region: 2005-2014  Pulpwood markets have generally remained stable or strengthened since 2005 driven by strong end- product demand and lower levels of sawmill residuals  Grade volume is being stored on the stump in anticipation of stronger demand and higher prices  In some cases, reduced supply of pulpwood volume has caused pulp outlets to consume small grade- size timber to meet mill needs Inventory Growth is Predominantly in Grade 48Source: USDA FIA data; Rayonier analysis. Change in Grade Inventory by Region: 2005-2014

Investor Day | November 2016 U.S. South Timber Supply / Demand Dynamics 49 Change in Inventory, Demand & Price As a whole, timber demand and pricing in the U.S. South have generally moved together while inventory has built to more than 20% above the level seen in 2000. Source: Timber Mart-South; USDA FIA data; University of Georgia, Wood Demand Report; Rayonier Analysis. Note: Stumpage price data assumes composite mix of 50% pulpwood, 30% chip-n-saw and 20% sawtimber. Inventory:  U.S. South inventory has grown more than 20% since 2000  Continued weak demand has increased pace of inventory growth Demand:  Demand increased with the U.S. housing market in 2004/2005  Post-2005 demand fell to ~70% of the 2000 level  Additional consumption from the pellet industry and some gains in operating rates have pushed demand to ~80% of 2000 level in recent years Price:  Composite pricing has largely moved with the changes in demand 60 70 80 90 100 110 120 130 140 Standing Inventory Market Demand Stumpage Price (indexed in 2000)

Investor Day | November 2016 Regional Market Price Trends Vary Significantly 50 Timber Mart-South 3Q2016 Composite Stumpage Price by Region While timber demand and pricing has generally declined across the South, regional market supply, demand and pricing trends vary significantly. Source: Timber Mart-South. Note: Composite price by region calculated based on assumed mix of 50% pulpwood, 30% chip-n-saw and 20% sawtimber. 3Q2016 Price Change versus 2005 Average Price ($ per ton) (%) 374k ac. 656k ac. 146k ac. 312k ac. – $5.00 $10.00 $15.00 $20.00 $25.00 Rayonier Top-5 Markets Average 188k ac. -50.0% -40.0% -30.0% -20.0% -10.0% 0.0% 10.0% 20.0%

Investor Day | November 2016 Regional Market Example: Northeast Florida 51 Change in Inventory, Demand & Price In contrast to the broader U.S. South, the Northeast Florida market (FL-1) has lost inventory and experienced significant price gains. Source: Timber Mart-South; USDA FIA data; University of Georgia, Wood Demand Report; Rayonier Analysis. Note: Stumpage price data assumes composite mix of 50% pulpwood, 30% chip-n-saw and 20% sawtimber. Inventory:  State of decline since 2000  Rate of decline has slowed post-2005 Demand:  Continued decline since 2003  More recently, decline has slowed to ~80% of the level seen in 2000 Price:  Response associated with housing market peak in 2005  Recent improvements are driven by competitive pulpwood markets 60 70 80 90 100 110 120 130 140 Standing Inventory Market Demand Stumpage Price (indexed in 2000)

Investor Day | November 2016 Regional Market Example: Northern Mississippi 52 Change in Inventory, Demand & Price Northern Mississippi (MS-1) has seen inventory building since 2000 in excess of the U.S. South average. Modest improvements in demand have not led to improved timber pricing. Source: Timber Mart-South; USDA FIA data; University of Georgia, Wood Demand Report; Rayonier Analysis. Note: Stumpage price data assumes composite mix of 50% pulpwood, 30% chip-n-saw and 20% sawtimber. Inventory:  Built since 2000 and amplified by recession  Current estimates are well in excess of the U.S. South average and the market’s historical levels Demand:  Levels flexed during the housing boom  Recession impacts reduced demand comparable to the U.S. South  Modest demand increases have occurred since the trough in 2009 Price:  Has continued to slide since 2004  Recent prices are ~50% of 2000 levels 40 60 80 100 120 140 160 180 Standing Inventory Market Demand Stumpage Price (Indexed in 2000)

Investor Day | November 2016 Key Implications of Understanding Regional Markets  Markets will not perform in the same way across the South  Timber and timberland returns will vary significantly among these regional markets  Investment decisions should be supported by local dynamics 53 Capital Allocation Regional timber market dynamics will result in differential demand growth and ultimately determine how land management decisions are made and investments perform.  Regime decisions  Harvest timing  Silviculture investments Land Management  Opportunities exist for new demand to enter the U.S. South with attractive timber product pricing  Supply of grade material is capable of contributing significantly to the growing need for softwood forest products Business Development

Investor Day | November 2016 54 Jim Gent Land Resources Jeff Lawrence | Director, Real Estate & Land Resources

Investor Day | November 2016 Land Resources – Maximizing Non-Timber Income 55 Any given acre has multiple opportunities, depending on your focus. Forest Resources  Grow & sell timber  Perpetual revenue stream  Low capex Real Estate  Create & sell HBU  Building pipeline of value & optionality  Opportunistic capex Land Resources  Incremental use  Enhance gross margin  Negligible capex Realizing the value between the trees

Investor Day | November 2016 Land Resources – Diverse Portfolio  Complementary to Timberlands  Complementary to Real Estate  Alternative use to Timberlands 56 Opportunity Type  Diversified cash flow  Multiple geographies  Different risk profiles Portfolio Approach RAYONIER LAND RECREATION NATURAL RESOURCES LAND USE INFRASTRUCTURE

Investor Day | November 2016 2012-15: Focus on Business Development 2008-11: Added Dedicated Resources Pre-2008: Ancillary to Forest Resources Today: Land Resources = Core Business  Dedicated Team  Growth Culture  Value Driven Land Resources – Evolution of a Growth Culture 57 CAGR  Revenue: 11%  Revenue/ac: 10% Notes: Excludes New Zealand. Reflects gross revenue contribution (i.e., before any cost allocation). 3.42 4.57 4.30 4.90 6.04 8.18 7.90 6.87 8.78 10.03 8.78 9.99 – $5 $10 $15 $20 $25 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Revenue ($MM) Revenue / acre ($)

Investor Day | November 2016 Land Resources – Evolution of Strategy 58 Added Dedicated Resources Ancillary to Forest Resources Land Resources as Core Business: Refined Strategy  Growth (minerals)  Steady resource allocation  Foster relationships  Develop growth  Value / Growth Blend (recreation)  Customer service  Broaden customer base  Efficiencies  On-boarding acquisitions  Stable Value (cell towers)  Annuity base  Front-loaded execution  Limited downside risk  Opportunistic growth Focus on Business Development Stable Value Value / Growth Growth

Investor Day | November 2016 Land Resources – Executing the Business 59 Scale • 23,000 customers • 4,000 transactions per year Diversity • 45 businesses • 10 states Investment • Human resources • $0.10 direct cost / dollar of revenue • $0 capital invested over last five years $22.5MM Revenue or $9.99/acre 2015 Notes: Excludes New Zealand. Reflects gross revenue contribution (i.e., before any cost allocation).

Investor Day | November 2016 Land Resources – Poised for the Future 60  Functional business leaders  Straight line from strategy to execution  Accountable Dedicated Team  Entrepreneurial & innovative  Different risk profile  Nimble Growth Culture  Asset optimization  Develop annuities  Improve margins Value Driven Maximize Gross Margin on Every Acre

Investor Day | November 2016 BREAK 61

Investor Day | November 2016 Portfolio Management Rhett Rogers | Director, Land Asset Management 62

Investor Day | November 2016 63 Never satisfied with portfolio and processes – constantly monitoring, adapting and improving to create long-term value. Creating Value Through Active Portfolio Management  Team of experts able to evaluate complex deals  Assumptions come from people closest to asset  Collaborative decision process where each acquisition / disposition is debated  Pursue bolt-on and large strategic acquisitions  Use staged gating process to efficiently evaluate acquisitions  Assess risk / reward on a case-by-case basis  Softwood regions with tensioned wood baskets  Only enter new markets when sufficient scale is possible  Leverage NAV analysis to understand portfolio at granular level  Don’t pay for synergies  Consider alternative uses of capital when determining value  Sell when others are willing to pay more than intrinsic value Leverage Expertise Focus on Right Opportunities Be DisciplinedBe Nimble

Investor Day | November 2016 Staged Gating Process Streamlines Decision Making 64 Staged gating process gets company focused on right opportunities, ensures alignment, reduces due diligence expenses and provides for a transparent process to evaluate acquisitions. Gate A (1-2 days) Gate B (5-10 days) Gate C 30+ days  Prepare DCF model and inspect property  Assess quality of seller’s data and fit to investment criteria  Does it fit our financial criteria and upgrade the portfolio?  Complete comprehensive due diligence  Develop valuation, pro forma and sensitivity analysis  Should we make an offer and what are we willing to pay?  Prepare high level assessment  Assess fit based on size, location, asset quality, age-class profile, strength of end markets, risks and encumbrances  Is this something we should pursue? GO NO GO GO NO GO

Investor Day | November 2016 Focus On High-Quality Softwood Properties  Timber end markets with favorable supply / demand tension  Well-developed infrastructure, access to ports and other transportation hubs 65  Softwood investments in regions with strong biological growth  Complementary age-class distribution that improves sustainable harvest  Fee simple ownership; avoid wood supply agreements  Ability to market timber through delivered log or stumpage sales  Ability to enhance returns through intensive silviculture and genetics  Properties with HBU and non-timber income upside potential  Accretive to Cash Available for Distribution (CAD)*  Focus on acquisitions with returns in excess of our cost of capital Location Value Creation Financial Profile Optionality Asset Quality * Non-GAAP measure or pro forma item (see Appendix for definitions and reconciliations).

Investor Day | November 2016 Success Achieved Through Flexible Deal Sourcing 66 Rayonier Value Acquired by Geography (2011-2016YTD) (1) (1) Value acquired includes acquisition of 39% interest in New Zealand JV for $140 million in 2013 and acquisition of 12% interest in New Zealand JV for $56 million in 2016. (2) Acres acquired exclude pro rata acres associated with acquisition of New Zealand JV equity interests in 2013 and 2016, respectively. Acres Evaluated vs. Acquired & Avg. Deal Size (2011-2016YTD) (2) Key Stats  $1.3 billion acquired ̶ 61% U.S. South ̶ 22% Pacific Northwest ̶ 17% New Zealand  Approximately 1/2 of value acquired through direct negotiations  50 transactions, 2.3 million acres evaluated on average per year  8 transactions, 100K acres acquired on average per year  Average transaction size acquired = 13K acres – $100 $200 $300 $400 $500 2011 2012 2013 2014 2015 2016 YTD U.S. South Pacific Northwest New Zealand ($ in millions) (acres in 000s) – 10 20 30 40 50 – 1,000 2,000 3,000 4,000 5,000 2011 2012 2013 2014 2015 2016 YTD Avg. Size AcquiredAc res Ev alua ted Evaluated Acquired Avg. Size Acquired

Investor Day | November 2016 $1.3 Billion Acquired and $680 Million Sold Since 2011 67 +102 +62 -6 +148 +69 -17 -65 -53 317 -74 +61 +4 Note: Map reflects recently announced divestiture of 62,100 acres in Alabama and Mississippi. -128 Change in Acres by Location Since January 2011 (000 Acres)

Investor Day | November 2016 Portfolio Management Valuation Framework 68 Rayonier employs a rigorous, multi-faceted valuation analysis in arriving at its bid / ask values for timberland acquisitions / dispositions. Cost Approach:  Quickest valuation methodology  Current market prices used to value merchantable timber  Land Expectation Value (LEV) used to value land and pre- merchantable timber Comparable Sales:  Backward looking, but good to bracket value  Helpful to identify arbitrage opportunities DCF Analysis:  Underwriting assumptions developed by subject matter experts  Discount rate varies by property and geography  Sensitivity analysis used to refine Used to develop initial valuation Used to develop final valuation

Investor Day | November 2016 Key Drivers of Value – Illustrative Examples 69 U.S. South Example – % Change in $ per Acre by Key Value Driver Timberland value per acre is significantly impacted by productivity (site index) and stumpage prices. Other major drivers of value include age-class distribution and % productive acres. Pacific Northwest Example – % Change in $ per Acre by Key Value Driver 60% 70% 80% 60' 70' 80' $12 $16 $20 8 12 16 -40% -30% -20% -10% 0% 10% 20% 30% 40% Site Index (feet) Stumpage Pricing ($/ton) Wtd. Avg. Age % Productive acres 65% 75% 85% 90' 110' 130' $250 $350 450 15 20 25 -60% -40% -20% 0% 20 4 6 Site Index (feet) Stumpage Pricing ($/MBF) Wtd. Avg. Age % Productive Acres

Investor Day | November 2016 Disciplined Acquisition Process = Improved Portfolio 70 Harvest Rate – Tons per Acre per Year (2) Rayonier seeks to acquire property that improves quality of portfolio and produces strong recurring cash flow from sustainable harvest. Productivity – Site Index (1) Commercial Forest Area – % Productive (3)Weighted Average Plantation Age Note: Comparison charts reflect data for U.S. legacy per 2014 10-K and acquisitions from 2014 to 3Q 2016. (1) Site index base age = 25 years for U.S. South and 50 years for Pacific Northwest. (2) Harvest rate for RYN Legacy assumes sustainable yield of 5.4 to 5.7 million tons for Southern Timber and 1.3 million tons for Pacific Northwest Timber (per 2014 10-K). Harvest rate for acquisitions based on projected 10-year harvest. (3) Includes land classified as natural plantable. 72% 85% 68% 77% 50% 60% 70% 80% 90% 100% U.S. South Pacific Northwest Acquisitions Legacy 74 122 70 110 50 70 90 110 130 150 U.S. South Pacific Northwest Acquisitions Legacy 4.8 5.1 2.9 3.5 1.0 2.0 3.0 4.0 5.0 6.0 U.S. South Pacific Northwest Acquisitions Legacy 16 22 12 19 5 10 15 20 25 U.S. South Pacific Northwest Acquisitions Legacy

Investor Day | November 2016 Case Study – Menasha Acquisition & Washington Disposition 71 Washington Ownership Map Rayonier enhanced its Pacific Northwest portfolio through the acquisition of approximately 61,000 acres of well-stocked, highly productive timberland in Oregon and Washington and the disposition of 55,000 acres of predominantly pre-merchantable timber in Washington. Oregon Ownership Map

Investor Day | November 2016 PNW Portfolio Repositioning Improves Age Class Profile 72 Pro Forma Pacific Northwest Age Class Profile As a result of the Menasha acquisition and the Washington disposition, Rayonier’s Pacific Northwest age-class profile is significantly improved and more evenly distributed. (1) Acres exclude non-operable and non-commercial acres. Net Change in Operable Acres by Age Class – 10,000 20,000 30,000 40,000 50,000 60,000 70,000 A c re s (1) Age-Class Residual RYN Menasha Acquisition Washington Disposition (12,000) (10,000) (8,000) (6,000) (4,000) (2,000) – 2,000 4,000 6,000 8,000 Ch a n g e i n A c re s (1) Age-Class

Investor Day | November 2016 Pacific Northwest Harvest Profile 73 Sustainable Yield (1) – Legacy to Pro Forma Bridge Acquisition of well-stocked, productive timberland coupled with disposition of predominantly pre- merchantable timberland expected to increase both near-term harvest and long-term sustainable yield. (1) “Sustainable yield” is defined in the Company’s latest report on Form 10-K. 5-Year Avg. Harvest – Legacy to Pro Forma Bridge (MMBF) (MMBF) 25 38 165 178 – 20 40 60 80 100 120 140 160 180 200 Legacy Disposition Acquisition Pro Forma 9 40 130 161 – 20 40 60 80 100 120 140 160 180 200 Legacy Disposition Acquisition Pro Forma 79% 90%

Investor Day | November 2016 Net Impact = Higher Quality Portfolio, Improved Sustainable Harvest 74 Productivity The net impact of the Menasha acquisition and Washington disposition is an improved timberland portfolio with more stable cash flow from sustainable timber harvest. (1) Productivity based on “sustainable yield,” as defined in the Company’s latest report on Form 10-K. % Productive Acreage Merchantable Inventory – % Douglas-firMerchantable Inventory per Gross Acre (board feet per acre per year) (MBF per gross acre) (% Douglas-fir) (operable acres / total acres) 76% 75% 85% 78% 50% 60% 70% 80% 90% Legacy Disposition Acquisition Pro Forma 44% 28% 83% 58% – 20% 40% 60% 80% 100% Legacy Disposition Acquisition Pro Forma 440 455 625 470 – 200 400 600 800 Legacy Disposition Acquisition Pro Forma 1.8 0.8 5.3 2.5 – 1.0 2.0 3.0 4.0 5.0 6.0 Legacy Disposition Acqui iti n Pro Forma

Investor Day | November 2016 Real Estate Chris Corr | Senior Vice President, Real Estate & Public Affairs Charles Adams | Vice President, Community Development 75

Investor Day | November 2016 Rayonier is now executing a disciplined and focused Real Estate strategy with the experience and capabilities required to create long term value. Building culture Building strategy Building capabilities Focus, disciplined execution  Ownership and empowerment  True transparency, industry leading  “One Rayonier” – collaboration drives value  Portfolio-wide, asset and market specific  Market-informed, granular analysis  De-emphasize “non-strategic” timberland sales  Maximize opportunity and create optionality  Project management  Marketing  Real Estate  Market + process driven  Capex paced with sales  Maintain flexibility  Just getting started Post-spin Strategic Reboot 76

Investor Day | November 2016  Maximize and grow annual gross margin/ac  Build diverse portfolio of cash flows  Develop new business growth Strategic Framework: Maximize Opportunity and Create Optionality Timberlands Real Estate Sale of properties with development rights  Invest in securing development rights  Build a pipeline of entitled properties in higher potential markets HBU premium + ROI Grow in select markets Sale of rural properties  Grow and sustain recurring cash flows  Build a pipeline of enhanced rural properties in higher potential markets HBU premium + ROI Grow moderately Strategic sales of timberland  Opportunistic-only for capital allocation  Upgrade portfolio  Excluded from Adj. EBITDA and pro- forma financials Timberland value Opportunistic Land Resources Sale of non-strategic and timberland assets  Timberland: capture a financial premium  Non-Strategic: monetize and repurpose “dead- capital” Timberland premium Reduce reliance Non-Strategic / Timberlands Rural Places + Properties Unimproved Development Sale of developed land parcels  Invest in infrastructure and amenities  Enhance value and create optionality of adjacent RYN properties HBU premium + ROI + optionality Grow in very select markets Improved Development Large Dispositions Sale of access to use properties / extract resources Annual gross margin per acre Grow moderately 77

Making Progress and Just Getting Started: YTD[(1)] Highlights

Timberlands



Large Dispositions

- PNW: ~55,000 ac sold, ~61,000 ac acquired
- U.S. South: ~37,000 ac sold,[(2)] ~45,000 ac acquired



Non-Strategic / Timberlands

- Non-Strategic: 8,631 ac sold for $9.4MM ($1,090/ac)
- Conservation / Timberland: 816 ac sold for $5.3MM ($6,495/ac)
- Townsend Bombing Range (GA)[(3)] 17,772 ac sold for $48.3MM ($2,720/ac)

Real Estate



Rural Places + Properties

- Places:
  - 63 lots enhanced
  - 185 lots under development
  - 9 lots (104 ac) sold for $4,907/ac
- Properties:
  - 6,201 ac sold for $17.1MM ($2,762/ac)



Unimproved Development

- Sold 2 properties (121 ac) for $2.2MM ($18,302/ac)
- Secured land use entitlements for 1 property (86 ac)
- Advanced land use entitlements process for 3 properties (2,529 ac)



Improved Development

- 2 active projects:
  - FL: 261 net ac mixed-use
  - GA: 970 net ac industrial (33 net ac sold in 2016)[(4)]
- 2 projects under evaluation:
  - GA: ~370 net ac residential
  - FL: TBD net ac resort residential

Land Resources



- 3,000+ agreements closed across the U.S.
- Centralized strategy and objectives, integrated team

(1) 2016YTD figures through 10/31/2016. (2) Portion of 62,100-acre sale announced Q32016 that closed in October 2016. (3) Sold under threat of condemnation.
(4) 140 net acres sold project to date. Current project net acres are 830 ac = 970 ac – 140 ac.

Rayonier

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Investor Day | November 2016 $2,309 $2,675 $13,771 Non- Strategic / Timberlands Rural Development Making Progress and Just Getting Started: Price Growth 2011-14 Price per Acre Rayonier has realized stronger pricing on real estate sales since 2015. Excluding “large dispositions” Rayonier’s real estate sales are focused on HBU properties. Note: Price per acre based on weighted average sales price over the periods shown. (1) Price per acre for NS / Timberlands excludes Large Dispositions (see Appendix for definition). (2) 2016YTD sales through 10/31/2016. 2015-16 YTD Price per Acre ($ per acre) ($ per acre) (1) (1) +20% +90% 79 (2) $1,854 $2,222 $7,259 Non- Strategic / Timberlands Ru l Development

Investor Day | November 2016 Disciplined, Market and Asset Focused Strategy: Four Examples Rural Places | 1 I-95 Coastal Corridor | 2 Unimproved Development | 3 Wildlight | 4 80

Investor Day | November 2016 Rural: Distinct Properties for Residential and Recreation Create a sustainable pipeline of market-ready properties across multiple markets and return an HBU premium by selling market-targeted, enhanced parcels to end users. YTD 10/31/2016 Houston Lake Charles Jacksonville Sold (lots | $/ac) 2 | $7,500 1 | $3,501 6 | $3,235 Complete (lots) 14 14 35 In-progress (lots) 55 48 82 Under evaluation (acres) ~2,000 ~1,000 ~5,000 81 Star Ridge (Polk Co. TX) Note: Figures shown in table above are 2016YTD through 10/31/2016.

I-95 Coastal Corridor: Unlocking HBU Value


Savannah
Brunswick
St. Marys-Kingsland
Fernandina Beach
Jacksonville
St. Augustine
Palm Coast
Daytona Beach
FLORIDA
200 MILES
= Rayonier landholdings




Jacksonville MSA - 4,581 Annual New Home Closings in 2013
Nassau, 250, 5%
St Johns, 2,329, 51%
Duval County, 1,292, 28%
Clay, 710, 16%



- Land Analysis
- Market Analysis
- Regulatory Analysis
- Identification of Planning Areas
- Case Studies / Scenarios
- Land Capacity Analysis
- Financial Modeling
- Market Catalyst Strategies

In 2014 we undertook an extensive evaluation of ~200,000 acres in the I-95 Coastal Corridor stretching approx. 200 miles between Daytona Beach, FL and Savannah, GA.

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82

Investor Day | November 2016 I-95 Coastal Corridor: Active Portfolio Management BRYAN COUNTY – US 17 RICHMOND HILL 1 KILKENNY RICHMOND HILL 2 2014/15/16 2014/15 2014/15 EAST NASSAU NORTHERN WEST NASSAU 3 ST MARYS BLUFF’S ST MARYS / EXIT 1 GA EAST NASSAU REMAINDER CRAWFORD DIAMOND EAST NASSAU SOUTHERN WEST NASSAU 1 WEST NASSAU 2 2014/15 SOUTH ST. JOHNS 1 ST. JOHNS COUNTY REMAINDER SOUTH ST. JOHNS 2 I-95 / US1 INTERCHANGE PEDRO MENENDEZ PELLICER CREEK NEOGA LAKES 2014/16 2014/16 2014/16 2014 2014 2014/16 2014/16 2014 2014 2014 2014 2014/15/16 2014 2014/16 2014 2014 BELFAST COMMERCE PARK RICHMOND HILL 3 CRANDALL CHESTER RD. EAST NASSAU DSAP NORTH ST. JOHNS BELFAST Commerce Park – 830 ACRES BELFAST Mixed Use EAST NASSAU Residential / Hospitality CHESTER RD. – 1,202 ACRES WILDLIGHT – 261 ACRES NORTH ST. JOHNS – 1,670 ACRES 83 Active projects (Improved) Other Rayonier properties Rayonier planning areas Active projects (Unimproved) Under evaluation Optimize timberland value as of 10/31/2016

Land Use Entitlements Pipeline[1]

Entitlements complete (on the market)

1,091	972	15.1	Active projects (Improved)[2]
net acres	residential units	non-residential mmsqft	

Wildlight	FL	res | com | ind	261 ac	972 u	0.6
Belfast Commerce	GA	| ind	830 ac		14.5
TOTAL			**1,091 ac**	**972 u**	**15.1 MMSF**
SOLD (LTM)	**$3.5**		**86 ac**		**0.6 MMSF**

343	336	0.2	Active projects (Unimproved)
net acres	residential units	non-residential mmsqft	

North St. Johns Co #4	FL	res |	257 ac	336 u	
North St. Johns Co #5	FL	| com |	86 ac		0.2
TOTAL			**343 ac**	**336 u**	**0.2 MMSF**
SOLD (LTM)	**$2.2**		**121 ac**	**110 u**	

Entitlements in-progress (market ready)

2,529	3,143	0.6	Active projects (Unimproved)
gross acres	residential units	non-residential mmsqft	

East Nassau, Chester	FL	res | com |	1,202 ac	1,875 u	0.1
North St. Johns Co #6	FL	res | com |	551 ac	450 u	0.3
North St. Johns Co #7	FL	res | com |	776 ac	818 u	0.2
TOTAL			**2,529 ac**	**3,143 u**	**0.6 MMSF**

Entitlements complete (limited near-term market)

52,340	83,600	49.7	Managed to optimize timber value
gross acres	residential units	non-residential mmsqft	

Belfast Residential	GA	res |	2,360 ac	9,650 u	
Belfast Commerce	GA	res | com | ind	990 ac	950 u	3.2
Kilkenny	GA	res |	3,340 ac	4,850 u	0.2
Kingsland	GA	res | com | ind	14,900 ac	40,000 u	23.0
Crawford Diamond	FL	| ind	1,810 ac		10.5
E. Nassau, balance	FL	res | com | ind	22,530 ac	21,150 u	10.3
Neoga Lakes	FL	res | com | ind	6,410 ac	7,000 u	2.5
TOTAL			**52,340 ac**	**83,600 u**	**49.7 MMSF**

Create a sustainable pipeline of market-ready properties with HBU development rights and return an HBU premium through sales to developers and homebuilders.

Rayonier

(1) Figures shown as of 10/31/2016.
(2) Acres shown are net acres; all other acres shown are gross.

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Investor Day | November 2016 Unimproved Development : St. Johns Co, FL Closed 1. 217 ac $17,000/ac (2015) 2. 48 ac $18,000/ac (2016) 3. 73 ac $18,500/ac (2016) Land Use Entitlements Complete 4. 257 ac residential 5. 86 ac commercial Land Use Entitlements In-Progress 6. 551 ac residential | commercial 7. 776 ac residential | commercial 85

Investor Day | November 2016 Jacksonville MSA: 1,450,000 (2015 US Census Estimate) 86 Local Context: NE Florida Growth Momentum Shifting North

Investor Day | November 2016 An Active Regional Economy Established Anchors:  Downtown Jacksonville,  Jacksonville Int’l Airport,  Port of Jacksonville  Kings Bay Naval Base  Amelia Island + Resort Diverse / Growing Sectors:  Industrial + Manufacturing  Shipping + Distribution  Professional + Back Office  Retail + Commercial  Hospitality and Tourism  Healthcare  Residential Local Context: Significant Regional Development 87

Investor Day | November 2016 Local Context: Growing Market 3,381 3,245 4,582 6,276 6,306 7,242 251 309 305 481 545 786 - 100 200 300 400 500 600 700 800 900 - 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 2010 2011 2012 2013 2014 2015 Single Family Building Permits Source: U.S. Census. Nassau Share: 7.4% 9.5% 6.7% 7.7% 8.6% 10.9% Jacksonville MSA Nassau County 88

Investor Day | November 2016 The East Nassau Community Planning Area comprises 24,000 acres currently zoned for future development. Site Location: ~24,000 Acres with Approved Zoning 89

Investor Day | November 2016 Wildlight Master Plan: Generalized Development Plan 90

Investor Day | November 2016 91 Wildlight Master Plan: A 10 Year Program

Investor Day | November 2016 Financial Overview Mark McHugh | Senior Vice President & Chief Financial Officer 92

Investor Day | November 2016 Objective Provide investors with detailed and transparent information to better understand our business and make informed investment decisions Disclosure Philosophy 93 Rayonier strives to provide best-in-class disclosure and transparency for our investors.  Key financial information and metrics  Volumes and prices by major product category  Non-timber income and major cost categories Segment Disclosure  Productivity – site index, % plantable, sustainable yield  Detailed inventory and age-class data  Qualitative information on key regional markets Asset Disclosure  Provide information that is pertinent to investors  Exclude Large Dispositions from Adjusted EBITDA  Detailed disclosure on acquisitions and dispositions Transparency

Investor Day | November 2016 Rayonier Financial Summary: 2013 – 2016 YTD (9/30) 94 Pro Forma Sales* Rayonier has historically generated strong Adjusted EBITDA* margins and high Adjusted EBITDA-to-free cash flow conversion. * Non-GAAP measure or pro forma item (see Appendix for definitions and reconciliations). Adjusted EBITDA* / % Margin (Adj. EBITDA – Capex) / % of Adj. EBITDACapital Expenditures ($ in millions) ($ in millions) ($ in millions) (% of pro forma sales) ($ in millions) (% of Adj. EBITDA) $580 $582 $545 $438 – $100 $200 $300 $400 $500 $600 $700 2013 2014 2015 2016 YTD $194 $214 $208 $188 10% 20% 30% 40% 50% 60% – $50 $100 $150 $200 $250 2013 2014 2015 2016 YTD $63 $64 $57 $40 – $20 $40 $60 $80 2013 2014 2015 2016 YTD $131 $150 $151 $148 50% 60% 70% 80% 90 – $50 $100 $150 $200 2013 2014 2015 2016 YTD

Investor Day | November 2016 Low-Cost Debt Structure & Attractive Maturity Profile 95 Rayonier has low-cost, primarily fixed-rate debt and a well-staggered maturity profile. Maturity Profile Highlights  Average rate of 3.25%  96% fixed-rate debt  Average maturity of over 7 years Highlights  Well-staggered maturity profile  Nearest significant maturity in 2022  No significant stacked maturities Debt Profile Balance @ Interest Annual Years to ($ in millions) 9/30/2016 Rate Interest % Fixed Maturity (1) Senior Notes due 2022 $325.0 3.75% $12.2 100.0% 5.5 Term Loan due 2024 (2) 350.0 3.33% 11.7 100.0% 7.9 Incremental Term Loan due 2026 (3) 300.0 2.82% 8.5 100.0% 9.6 Mortgage Notes due 2017 31.8 4.35% 1.4 100.0% 0.8 Revolving Credit Facility due 2020 (4) 25.0 1.80% 0.8 – 3.8 Solid Waste Bond due 2020 15.0 2.10% 0.3 – 3.6 NZ Working Capital Facility due 2017 – 2.80% – – 1.0 NZ Shareholder Loan (5) 22.0 NA NA NA NA Total / Weighted Avg. $1,068.8 3.25% $34.8 96.2% 7.2 (1) As of 9/30/16; NZ w orking capital facility represents average maturity of tw o tranches; w eighted average excludes NZ shareholder loan. (2) Includes impact of inter st rate sw aps and estimated patronage payments. (3) Assumes $200mm at 2.93% and $100 million at 2.59%; includes impact of interest rate sw aps and estimated patronage payments. (4) Interest on revolver includes unused facility fee of 0.175%. (5) Minority share of New Zealand shareholder loan; does not represent third-party indebtedness. – $100 $200 $300 $400 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027+ ($ in millions)

Investment Grade Ratings & Strong Credit Metrics

Credit Highlights & Ratio Targets

Current Credit Ratings

- S&P: BBB- / Stable
- Moody's: Baa3 / Stable

Credit Highlights

- Strong Adj. EBITDA* margins
- High EBITDA-to-FCF conversion
- Significant asset coverage

Credit Ratio Targets

- Committed to maintaining an investment grade credit profile
- Target credit metrics include:
  - Net Debt / Adj. EBITDA: ~4.5x area
  - Net Debt / Asset Value: < 30%

Capital Structure & Credit Statistics

	9/30/2016
Senior Notes due 2022	$325.0
Term Loan due 2024	350.0
Incremental Term Loan due 2026	300.0
Other Debt	93.8
Total Debt	$1,068.8
(–) Cash	(110.0)
Net Debt	$958.7
Shareholders' Equity	1,361.2
Net Capitalization (book)	$2,319.9
Credit Data	
LTM Adjusted EBITDA*	$235.4
Pro Forma Interest Expense*	34.8
Credit Statistics	
Net Debt / Adj. EBITDA	4.1x
Adj. EBITDA / Interest Expense	6.8x
Net Debt / Net Capitalization	41.3%
Net Debt / Enterprise Value (1)	22.7%

Rayonier has a strong, investment grade credit profile with significant asset coverage.

(1) Enterprise value based on market capitalization plus net debt as of 9/30/2016.
* Non-GAAP measure or pro forma item (see Appendix for definitions and reconciliations).

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Investor Day | November 2016 Adjusted EBITDA* by Segment: 2013 – 2016 YTD 97 Adjusted EBITDA* by Segment Recent strength in the Real Estate and New Zealand Timber segments has offset harvest deferrals in the Pacific Northwest and Southern Timber segments. * Non-GAAP measure or pro forma item (see Appendix for definitions and reconciliations). Adjusted EBITDA* by Segment (% of Total) Corporate ($45) ($31) ($20) ($14) $87 $98 $101 $72 $54 $51 $22 $14 $38 $46 $33 $41 $58 $48 $71 $74 $194 $214 $208 $188 – $50 $100 $150 $200 $250 $300 2013 2014 2015 2016 YTD Southern Pacific Northwest New Zealand Real Estate Trading ($ in millions) (% of total Adj. EBITDA) Corporate ($45) ($31) ($20) ($14) 36% 40% 44% 36% 23% 21% 10% 7% 16% 19% 14% 20% 24% 20% 31% 37% – 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 2013 2014 2015 2016 YTD Southern Pacific Northwest New Z aland Real Estate Trading

Investor Day | November 2016 EBITDA* Margin Varies by Segment 98 EBITDA* Margin by Segment: 2013 – 2016 YTD (9/30) Rayonier’s EBITDA* margin varies considerably by segment due to different cost structures and marketing strategies (e.g., delivered vs. stumpage). * Non-GAAP measure or pro forma item (see Appendix for definitions and reconciliations). – 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 2013 2014 2015 2016 YTD 2013 2014 2015 2016 YTD 2013 2014 2015 2016 YTD 2013 2014 2015 2016 YTD 2013 2014 2015 2016 YTD 2013 2014 2015 2016 YTD Consolidated Southern Pacific Northwest New Zealand Real Estate Trading Consolidated Avg. 38% Southern Avg. 71% New Zealand Avg. 26% Real Estate Avg. 86% Trading Avg. 2% Pacific NW Avg. 38%

Investor Day | November 2016 Rayonier is the Leading “Pure Play” Timber REIT 99 Peer Group EBITDA* Composition (2013-15 Average) Over the past three years, Rayonier has generated 74% of its EBITDA* from timber operations (versus 51% for the peer group). Note: Timberland REIT Peer Group comprised of WY (legacy), PCL (legacy), PCH and CTT. Figures reflect aggregate Timberland REIT Peer Group 2013-2015 EBITDA excluding corporate expenses. Other includes real estate, manufacturing and other reported segments. WY (legacy) excludes divested Cellulose Fibers business. * Non-GAAP measure or pro forma item (see Appendix for definitions and reconciliations). Peer Group 2013-15 EBITDA* Composition Rayonier 2013-15 EBITDA* Composition Timber Segments 51% Other 49% 74% 54% 42% 50% 59% 25% 7% 43% 20% 16% 38% 15% 30% 25% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% RYN WY (legacy) PCL (legacy) WY / PCL (pro forma) PCH Timber Real Estate Manufacturing / Other Timber Segments 74% Other 26%

Investor Day | November 2016 Timberland EBITDA* / Cash Flow Volatility Is Very Low 100 Historical U.S. Timberland Segment EBITDA* Margins Timberland operations generally yield high EBITDA* margins with very low volatility. (1) Calculated as ratio of standard deviation to average. * Non-GAAP measure or pro forma item (see Appendix for definitions and RYN reconciliations). Margin Volatility / Coefficient of Variation (1)Avg. Timberland EBITDA* Margin (2004-15) – 10% 20 30% 40 50% 60 70% 80 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Rayonier Weyerhaeuser Plum Creek Potlatch 62% 30% 36% 34% – 10% 20% 30% 40% 50% 60% 70% Rayonier Weyerhaeuser Plum Creek Potlatch Average = 40% 14% 12% 18% 15% – 5% 10% 15% 20% Rayoni Weyerhaeuser Plum Creek Potlatch Average = 15%

Investor Day | November 2016 Manufacturing EBITDA* / Cash Flow Volatility Is Very High 101 Historical Wood Products Segment EBITDA* Margins Wood products manufacturing generates much lower EBITDA* margins and is highly volatile relative to timberlands. Note: Rayonier Wood Products segment reflects legacy business divested in 2013. (1) Calculated as ratio of standard deviation to average. * Non-GAAP measure or pro forma item (see Appendix for definitions and RYN reconciliations). Margin Volatility / Coefficient of Variation (1)Avg. Wood Products EBITDA* Margin (2004-15) 5% 3% 11% 8% – 2% 4% 6% 8% 10% 12% Rayonier Weyerhaeuser Plum Creek Potlatch Average = 7% 204% 306% 52% 101% – 50% 100% 150% 200% 250% 300% 350% Rayonier Weyerhaeuser Plum Creek Potlatch Average = 166% (15%) (10) (5%) – 5% 10 15% 20 25% 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Rayonier Weyerhaeuser Plum Creek Potlatch

Investor Day | November 2016 Rayonier Leads the Sector In U.S. South EBITDA* / Ton 102 U.S. South EBITDA* / Ton Rayonier’s sector-leading EBITDA* per Ton has increased by over 50% in the last five years, while its rate of harvest has remained relatively stable. Source: WY EBITDA based on Sept-2016 Investor Presentation, excluding PCL contribution; PCH EBITDA based on data provided in Q2-2016 Earnings Supplement; PCL EBITDA based on historical public filings. Volume and acreage data for all peers based on historical public filings; assumes 1.22 tons per cubic meter for WY. * Non-GAAP measure or pro forma item (see Appendix for definitions and RYN reconciliations). U.S. South Rate of Harvest U.S. South EBITDA* / Acre  EBITDA* per ton best captures profitability per unit of sales  EBITDA* per acre can be misleading due to differential rates of harvest ($ per ton harvested) (tons per acre per year) ($ per acre) $5 $10 $15 $20 2011 2012 2013 2014 2015 RYN WY PCL PCH 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 5.0 2011 2012 2013 2014 2015 RYN WY PCL PCH $10 $20 $30 $40 $50 $60 $70 2011 2012 2013 2014 2015 RYN WY PCL PCH

Investor Day | November 2016 – $250 $500 $750 $1,000 $1,250 $1,500 $1,750 $2,000 U.S. South Historical Valuation Snapshot 103 U.S. South EBITDA per Acre (NCREIF) U.S. South timberlands have traded at an average EBITDA multiple (excluding land sales) of ~36x over the last 25 years. Source: National Council of Real Estate Investment Fiduciaries. U.S. South Value per Acre (NCREIF) U.S. South EBITDA Multiples (NCREIF) – 10x 20x 30x 40x 50x 60x Average = 36.4x – $5 $10 $15 $20 $25 $30 $35 $40 $45 $50

Investor Day | November 2016 Rayonier’s Northwest EBITDA* / Ton Has Declined 104 Northwest EBITDA* / Ton Rayonier’s Northwest EBITDA* per ton is below the peer group, due its the historical proportion of hemlock volume (vs. Douglas-fir) and, more recently, due to its reduced rate of harvest. Source: WY EBITDA (not including PCL) based on June 2016 Investor Presentation; Pope EBITDA based on historical public filings. Volume and acreage data for all peers based on historical public filings; assumes 0.95 tons per cubic meter for WY and 8.0 tons per MBF for Pope. * Non-GAAP measure or pro forma item (see Appendix for definitions and RYN reconciliations). Northwest Rate of Harvest Northwest EBITDA* / Acre  Following November 2014 announcements, Rayonier reduced its rate of harvest in the Northwest  EBITDA* per ton and EBITDA* per acre have both declined as a result ($ per ton harvested) (tons per acre per year) ($ per acre) $10 $20 $30 $40 $50 $60 2011 2012 2013 2014 2015 RYN WY Pope $50 $100 $150 $200 $250 2011 2012 2013 2014 2015 RYN WY Pope 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 5.0 5.5 2011 201 2013 2014 2015 RYN WY Pope

Investor Day | November 2016 – $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 – 20x 40x 60x 80x 100x Northwest Historical Valuation Snapshot 105 Northwest EBITDA per Acre (NCREIF) Northwest timberlands have traded at an average EBITDA multiple (excluding land sales) of ~21x over the last 25 years, but have traded at higher multiples more recently. Source: National Council of Real Estate Investment Fiduciaries. (1) Value per acre negatively impacted in 2012 by addition of large portfolio of lower value acreage in Eastern Washington and Oregon. Northwest Value per Acre (NCREIF) (1) Northwest EBITDA Multiples (NCREIF) Average = 20.8x – $50 $100 $150 $200 $250

Investor Day | November 2016 Financial Overview – Key Takeaways 106 Disclosure Portfolio Mix Performance Balance Sheet Valuation  Leading the industry with best-in-class disclosure  Committed to transparent investor communications  Low cost of debt with staggered maturity profile  Strong / stable margins, high FCF conversion and significant asset coverage  NAV approach necessitates deeper understanding of underlying asset values ̶ $/acre and EBITDA multiple-based metrics are overly simplistic for the asset  Working with the investment community to upgrade disclosure and facilitate a more comprehensive understanding of timberland values  Leading the peer group in U.S. South EBITDA* per ton  Focused on continuous improvement and efficiency to grow cash flow  Pure-play focus mitigates exposure to volatile manufacturing operations  Focused on growing cash flow from recurring timber and real estate operations * Non-GAAP measure or pro forma item (see Appendix for definitions and reconciliations).

Investor Day | November 2016 Closing Remarks and Q&A Dave Nunes | President & Chief Executive Officer 107

Investor Day | November 2016 Rayonier Represents an Attractive Investment Opportunity  Steady improvement in housing starts projected over next few years  Favorable supply dynamics relative to last peak in housing starts driven by decline in Canadian supply  Demand from China that was not present during last housing start peak  Geographic market diversification across strong timber markets in U.S. South, Pacific Northwest, and New Zealand  Superior pricing in U.S. South based on tensioned wood baskets  Advantageous real estate platform with projects underway in FL/GA coastal regions  Higher proportion of cash flows from recurring timber harvest operations vs. peer group  Dividend level established and supported without overreliance on sales of core timberlands  Industry leader in transparent investor communications  Significant decline in share value following Q3 2014 earnings release and related announcements  Currently trading at discount to estimated net asset value 108 Timber Asset Class Poised for Growth Strategies to Deliver Sustainable Results Discount to Underlying Asset Value Rayonier Uniquely Positioned

Investor Day | November 2016 APPENDIX 109

Investor Day | November 2016 Biographies 110 David L. Nunes | President and CEO Service since: 2014 Mr. Nunes has more than three decades of forest products industry experience. He has served in key leadership positions at several timber and real estate companies, including CEO and president, and has substantial background in the areas of timberland management and investments, marketing, strategic planning, mergers and acquisitions and capital planning. Douglas M. Long | SVP, U.S. Operations Service since: 1995 Mr. Long joined Rayonier in 1995 as a GIS Forestry Analyst, and has held multiple positions of increasing responsibility within the forestry division. From 2003-2007, he was a Forest Services Manager and a Regional Manager in Rayonier’s New Zealand operations. In 2007, he returned to the U.S., where he served as Southwest Resource Unit Leader. Christopher T. Corr | SVP, Real Estate and Public Affairs Service since: 2013 Mr. Corr joined Rayonier in 2013. Prior to joining, he served as Executive Vice President, Buildings and Places for AECOM, a global provider of technical and management support services, including real estate planning and development. Chris previously served as Executive Vice President and Chief Strategy Officer of The St. Joe Company. He was also an executive at The Walt Disney Company. Mark McHugh | SVP and CFO Service since: 2014 Mr. McHugh has 16 years of experience in finance and capital markets focusing on the timberland and REIT sectors. Mark joined Rayonier from Raymond James, where he served as Managing Director in the firm’s Real Estate Investment Banking group, responsible for the firm’s timberland and agriculture sector coverage. Paul Nicholls | Managing Director, Rayonier NZ Service since: 1993 Mr. Nicholls has the overall responsibility for the management of the RMF assets and along with the development and implementation of the strategic direction of the business. He has 35 years’ experience as forest industry expert in New Zealand and Australia. Paul has travelled extensively throughout Asia with a strong understanding of the key markets in China, Korea and India.

Investor Day | November 2016 Biographies (cont.) 111 Jim Gent, A.D. | Director, Research & Silviculture Service since: 2006 Dr. Gent joined Rayonier in 2006 as Manager, Forest Productivity and Technology. In 2010, he was named Manager, Research and Silvicultural support, with responsibility for directing Rayonier’s silviculture and tree improvement initiatives, fertilization and weed control services, growth and yield analysis and regeneration activities. He was promoted to his current position in 2013. Jeff Lawrence | Director, Real Estate & Land Resources Service since: 1998 Mr. Lawrence joined Rayonier as a Research Forester in 1998, and progressed through roles of increasing responsibility including, District Technical Forester and Land Utilization Manager, developing the early stages of the rural land sales program. In 2003, he was promoted to Land Projects Manager, and in 2005 was named Project Manager for TerraPointe Services (now Raydient). In 2012, Jeff was promoted to Senior Manager, Business Development, and was promoted to his current position in 2014. Vernon Hiott | Manager, Business Development Service since: 2006 Mr. Hiott joined Rayonier in 2006 as a Silvicultural Operations Forester overseeing fertilization and other forest activities across Rayonier properties in Alabama, Georgia and Florida. In 2007, he was promoted to Business Development Analyst, focusing on timberland transaction due diligence, strategic planning, timber market analysis and price forecasting. He was promoted to his current position in October 2011. Rhett Rogers | Director, Land Asset Management Service since: 2001 Mr. Rogers has 15 years of experience in forest operations, land sales, acquisitions, dispositions and strategic planning. He joined Rayonier in 2001 as a District Technical Forester, and has held numerous roles of increasing responsibility, most recently as Manager, Land Acquisitions. He was promoted to his current position in August 2014. Charles Adams | Vice President, Community Development Service since: 2015 Mr. Adams joined Rayonier in 2015 to lead the newly formed Community Development Division. He has over 25 years of real estate development, finance and management experience. Prior to joining Rayonier, he served as Managing Partner of Celebration Associates, LLC, a developer and advisor of key successful master-planned projects across the U.S., Mexico and Caribbean such as Baxter, NC.

Investor Day | November 2016 Definitions of Non-GAAP Measures and Pro Forma Items Pro Forma Sales is defined as revenue adjusted for Large Dispositions. Rayonier believes that this non-GAAP financial measure provides investors with useful information to evaluate our core business operations because it excludes specific items that are not indicative of ongoing operating results. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, depletion, amortization, the non-cash cost of land and improved development, Costs related to shareholder litigation, Gain on foreign currency derivatives, Large Dispositions, internal review and restatement costs, costs related to spin-off of the Performance Fibers business, the gain related to the consolidation of the New Zealand JV and discontinued operations. Adjusted EBITDA is a non-GAAP measure that management uses to make strategic decisions about the business and that investors can use to evaluate the operational performance of the assets under management. It removes the impact of specific items that management believes do not directly reflect the core business operations on an ongoing basis. EBITDA by segment is calculated as operating income less depreciation, depletion, amortization and specific items that are not indicative of ongoing operating results. EBITDA by segment for Rayonier is equal to Adjusted EBITDA. Last twelve months (LTM) Adjusted EBITDA is a non-GAAP financial measure that Rayonier believes provides investors with useful information to evaluate the Company's ability to service its debt. For purposes of this calculation LTM Adjusted EBITDA is used as an indicator of the Company's performance over the most recent twelve months and debt net of cash is presented as an indicator of Rayonier’s current leverage. Pro Forma Interest Expense is calculated as Rayonier’s current run rate of interest on outstanding indebtedness as of September 30, 2016, and assumes that the Company issues no additional debt. This estimate could vary widely depending upon future financing activities. Cash Available for Distribution (CAD) is defined as cash provided by operating activities adjusted for capital spending (excluding timberland acquisitions and spending on the Rayonier office building) and working capital and other balance sheet changes. CAD is a non-GAAP measure that management uses to measure cash generated during a period that is available for dividend distribution, repurchase of the Company's common shares, debt reduction and strategic acquisitions. CAD is not necessarily indicative of the CAD that may be generated in future periods. Costs related to shareholder litigation is defined as expenses incurred as a result of the securities litigation, the shareholder derivative demands and the Securities and Exchange Commission investigation. See Note 10—Contingencies of Item 8 — Financial Statements and Supplementary Data in the Company’s most recent Annual Report on Form 10-K. Gain on foreign currency derivatives is the gain resulting from the foreign exchange derivatives the Company used to mitigate the risk of fluctuations in foreign exchange rates while awaiting the capital contribution to the New Zealand JV. Large Dispositions are defined as transactions involving the sale of timberland that exceed $20 million in size and do not have any identified HBU premium relative to timberland value. 112

Investor Day | November 2016 Reconciliation of Net Debt and LTM Adjusted EBITDA 113 ($ in millions) 2016 (9/30) Current maturities of long-term debt $31.8 Long-term debt, net of deferred financing costs 1,033.3 Deferred financing costs 3.7 Total Debt $1,068.8 Cash and cash equivalents (110.0) Net Debt $958.7 ($ in millions) Q4 Q1 Q2 Q3 Q3 2015 2016 2016 2016 2016 LTM Net income $9.4 $15.1 $111.6 $40.6 $176.7 Interest, net 5.8 8.7 7.7 8.3 30.5 Income tax expense (benefit) 0.5 (0.8) 2.3 0.8 2.8 Depreciation, depletion and amortization 27.9 29.3 22.4 32.0 111.6 Non-cash cost of land and improved development 3.0 4.1 1.7 4.3 13.1 Costs related to shareholder litigation (1) 1.0 0.4 0.6 1.2 3.2 Gain on foreign currency derivatives (1) - (1.2) - - (1.2) Large Dispositions (1) - - (101.3) - (101.3) Adjusted EBITDA (1) $47.6 $55.6 $45.0 $87.2 $235.4 Net Debt / Adjusted EBITDA (1) 4.1x (1) Non-GAAP measure or pro forma item (see Appendix for definitions and reconciliations).

Investor Day | November 2016 Reconciliation of Net Income to Adjusted EBITDA 114 ($ in millions) 2016 2015 2014 2013 YTD (9/30) Net income $167 $44 $98 $374 Interest, net 25 35 50 38 Income tax expense (benefit) 2 (1) (10) (36) Depreciation, depletion and amortization 84 114 120 117 Non-cash cost of land and improved development 10 13 13 10 Costs related to shareholder litigation (1) 2 4 - - Gain on foreign currency derivatives (1) (1) - - - Large Dispositions (1) (101) - (21) (26) Cost related to spin-off of the Performance Fibers business (1) - - 4 - Internal review and restatement costs (1) - - 3 - Discontinued operations (1) - - (43) (268) Gain on consolidation of New Zealand JV (1) - - - (16) Adjusted EBITDA (1) $188 $208 $214 $194 (1) Non-GAAP measure or pro forma item (see Appendix for definitions and reconciliations).

Reconciliation of Pro Forma Sales and Operating Income (Loss) to Adjusted EBITDA by Segment

($ in millions)	Southern Timber	Pacific Northwest Timber	New Zealand Timber	Real Estate	Trading	Corporate and Other	Total
2016 YTD (9/30)							
Sales	$102	$52	$126	$211	$76	-	$568
Large Dispositions [1]	-	-	-	(130)	-	-	(130)
Pro Forma Sales [1]	$102	$52	$126	$81	$76	-	$438
Operating Income (Loss)	$35	($1)	$21	$153	$2	($16)	$194
Depreciation, depletion & amortization	37	15	17	14	-	1	84
Non-cash cost of land and real estate sold	-	-	2	8	-	-	10
Gain on foreign currency derivatives [1]	-	-	-	-	-	(1)	(1)
Costs related to shareholder litigation [1]	-	-	-	-	-	2	2
Large Dispositions [1]	-	-	-	(101)	-	-	(101)
Adjusted EBITDA [1]	$72	$14	$41	$74	$2	($14)	$188
EBITDA Margin [2]	71%	27%	32%	91%	2%	-	43%
2015							
Sales	$139	$76	$162	$87	$81	-	$545
Large Dispositions [1]	-	-	-	-	-	-	-
Pro Forma Sales [1]	$139	$76	$162	$87	$81	-	$545
Operating Income	$47	$7	$3	$44	$1	($24)	$78
Depreciation, depletion & amortization	54	15	30	15	-	-	114
Non-cash cost of land and real estate sold	-	-	1	12	-	-	13
Costs related to shareholder litigation [1]	-	-	-	-	-	4	4
Adjusted EBITDA [1]	$101	$22	$33	$71	$1	($20)	$208
EBITDA Margin [2]	73%	29%	20%	81%	1%	-	38%

(1) Non-GAAP measure or pro forma item (see Appendix for definitions and reconciliations).
(2) EBITDA Margin is calculated as Adjusted EBITDA divided by Pro Forma Sales.

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Reconciliation of Pro Forma Sales and Operating Income (Loss) to Adjusted EBITDA by Segment

($ in millions)	Southern Timber	Pacific Northwest Timber	New Zealand Timber	Real Estate	Trading	Corporate and Other	Total
2014							
Sales	$142	$102	$183	$77	$104	($4)	$604
Large Dispositions (1)	-	-	-	(22)	-	-	(22)
Pro Forma Sales (1)	$142	$102	$183	$55	$104	($4)	$582
Operating Income	$46	$30	$10	$48	$2	($36)	$98
Depreciation, depletion & amortization	52	21	32	13	-	1	120
Non-cash cost of land and real estate sold	-	-	4	9	-	-	13
Large Dispositions (1)	-	-	-	(21)	-	-	(21)
Internal review and restatement costs (1)	-	-	-	-	-	3	3
Adjusted EBITDA (1)	$98	$51	$46	$48	$2	($31)	$214
EBITDA Margin (2)	69%	50%	25%	88%	2%	-	37%
2013							
Sales	$124	$111	$148	$149	$132	($3)	$660
Large Dispositions (1)	-	-	-	(80)	-	-	(80)
Pro Forma Sales (1)	$124	$111	$148	$69	$132	($3)	$580
Operating Income	$38	$33	$11	$56	$2	($30)	$109
Depreciation, depletion & amortization	49	21	28	17	-	1	117
Non-cash cost of land and real estate sold	-	-	-	10	-	-	10
Large Dispositions (1)	-	-	-	(26)	-	-	(26)
Gain related to consolidation of New Zealand JV (1)	-	-	-	-	-	(16)	(16)
Adjusted EBITDA (1)	$87	$54	$38	$58	$2	($45)	$194
EBITDA Margin (2)	70%	49%	26%	84%	1%	-	33%

(1) Non-GAAP measure or pro forma item (see Appendix for definitions and reconciliations).

(2) EBITDA Margin is calculated as Adjusted EBITDA divided by Pro Forma Sales.

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Investor Day | November 2016 Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Segment 117 Pacific Southern Northwest New Zealand Real Corporate ($ in millions) Timber Timber Timber Estate Trading and Other Total 2012 Operating Income $23 $21 $2 $32 - ($46) $32 Depreciation, depletion & amortization 53 22 - 8 - 1 85 Non-cash cost of land and real estate sold - - - 5 - - 5 Adjusted EBITDA (1) $76 $43 $2 $45 - ($44) $121 2011 Operating Income $13 $30 $4 $47 $2 ($41) $55 Depreciation, depletion & amortization 43 20 - 12 - 1 77 Non-cash cost of land and real estate sold - - - 4 - - 4 Large Dispositions (1) - - - (25) - - (25) Adjusted EBITDA (1) $57 $49 $4 $39 $2 ($40) $111 (1) Non-GAAP measure or pro forma item (see Appendix for definitions and reconciliations).